UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 16, 2011

U.S. AUTO PARTS NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33264	68-0623433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17150 South Margay Avenue, Carson, CA 90746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (310) 735-0092

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 16, 2011, U.S. Auto Parts Network, Inc. (the “Company”) and Silicon Valley Bank (the “Bank”) entered into an Amendment No. 3 to Loan and Security Agreement (the “Third Amendment”) pursuant to which the Company and the Bank amended that certain Loan and Security Agreement dated August 13, 2010, as amended by that certain Amendment No. 1 to Loan and Security Agreement and Limited Waiver dated February 28, 2011 and that certain Amendment No. 2 to Loan Security Agreement and Limited Waiver dated November 7, 2011 (as amended, the “Loan Agreement”), each of which has been previously filed by the Company with the Securities and Exchange Commission.

The Third Amendment (i) deleted Subsection (t) of the definition of “Permitted Liens” in Section 13.1 of the Loan Agreement in its entirety, and (ii) amended and restated Subsection (n) of the definition of “Permitted Indebtedness” in Section 13.1 of the Loan Agreement in its entirety as follows: “(n) Indebtedness owed to Bank of America N.A. or its affiliates and J.P Morgan Chase Bank, N.A. or its affiliates in connection with a vendor purchasing card program in an aggregate amount not to exceed $2,500,000 at any one time outstanding.”

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.72	Amendment No. 3 to Loan and Security Agreement, dated December 16, 2011, by and among Silicon Valley Bank and U.S. Auto Parts Network, Inc., Automotive Specialty Accessories and Parts, Inc., Go Fido, Inc., Parts Bin, Inc., Lobo Marketing, Inc., Whitney Automotive Group, Inc., Private Label Parts, Inc., Pacific 3PL, Inc., AutoMD, Inc., and Local Body Shops, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2011	U.S. AUTO PARTS NETWORK, INC.

	By:	/s/ THEODORE R. SANDERS
Theodore R. Sanders
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.72	Amendment No. 3 to Loan and Security Agreement, dated December 16, 2011, by and among Silicon Valley Bank and U.S. Auto Parts Network, Inc., Automotive Specialty Accessories and Parts, Inc., Go Fido, Inc., Parts Bin, Inc., Lobo Marketing, Inc., Whitney Automotive Group, Inc., Private Label Parts, Inc., Pacific 3PL, Inc., AutoMD, Inc., and Local Body Shops, Inc.